77E Legal Proceedings
Vogeler v. Columbia Acorn Trust, et al., Circuit Court of the Third Judicial Circuit, Madison County, Illinois, case No. 03-L-1550
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On November 13, 2003, the above-captioned lawsuit was filed against Columbia
Acorn Trust (the "Trust") and its investment adviser, Columbia Wanger Asset Management, L.P. ("Columbia WAM"), in the Circuit Court of the Third Judicial Circuit, Madison County, Illinois, seeking certification of a plaintiff class consisting of all persons in the United States who held shares in Columbia Acorn International Fund, a series of the Trust, for a period of more than 14 days during the five years prior to and through the filing of the lawsuit. The suit seeks compensatory and punitive damages, as well as interest, costs and attorney's fees. The lawsuit alleges, in summary, that the Trust and Columbia WAM exposed Columbia Acorn International Fund shareholders to trading by market timers by allegedly (i) failing to properly evaluate daily whether a significant event affecting the value of the Fund's securities had occurred after foreign markets had closed but before the calculation of the Fund's net asset value ("NAV"); (ii) failing to implement the Fund's portfolio valuation and share pricing policies and procedures; (iii) allowing portfolio valuation and share policies and procedures that benefited market timers at the expense of long-term shareholders; and (iv) failing to know and implement applicable rules and regulations concerning the calculation of NAV.

The Trust and Columbia WAM removed the case to the United States District Court for the Southern District of Illinois, which, sua sponte, remanded the case to Madison County Circuit Court. The Trust and Columbia WAM have appealed the remand order and that appeal is presently pending before the Seventh Circuit Court of Appeals.

Kelso v. Columbia Acorn Trust, et al., United States District Court for the Southern District of Illinois, case no. 03-769 (NJR)
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On November 19, 2003, the above-captioned lawsuit was filed against the Trust and Columbia WAM in the United States District Court for the Southern District of Illinois, seeking certification of a plaintiff class consisting of all persons in the United States who held shares in the Columbia Acorn International Fund for a period of more than 14 days, without any stated limitation on the duration of the class period. The suit seeks compensatory and punitive damages, as well as interest, costs and attorney's fees. This suit contains allegations and counts similar to those described above, and also includes an additional count under Section 36(a) of the 1940 Act.

Pursuant to motion, this case was transferred to the MDL proceeding pending in the United States District Court for the District of Maryland.

Cohen v. FleetBoston Financial Corporation, et al., filed August 2, 2004 in the United States District Court for the District of Massachusetts, case no. 04-11704. Osburn v. FleetBoston Financial Corporation, et al., filed August 10, 2004 in the United States District Court for the District of Massachusetts, case no. 04-11750.
Slicker v. FleetBoston Financial Corporation, et al., filed August 11, 2004 in the United States District Court for the District of Massachusetts, case no. 04-11760.

These lawsuits were filed against various Columbia funds, including each series of the Trust, advisers, the distributor and various trustees, including, in some instances, the trustees of the Trust, principally based upon the allegations that the advisers utilized fund assets to pay broker dealers to recommend and sell Columbia funds in preference to other funds, thereby increasing the assets under management and resultant fees to the advisers. The cases are filed both as class actions and derivatively, and seek, inter alia, compensatory and punitive damages, rescission of the advisers' contracts and recovery of all fees paid to the advisers, and costs, expenses and attorneys' fees. The Cohen and Osburn complaints seek certification of a class comprised of all persons who purchased, redeemed or held shares of any of the Columbia funds between August 2, 1999 and March 22, 2004. The Slicker complaint seeks certification of a class comprised of all persons who purchased, redeemed or held shares of any of the Columbia funds between July 13, 1999 and March 22, 2004. The class claims asserted in each lawsuit include: (i) violations of Section 34(b) of the 1940 Act by the advisers; (ii) breach of fiduciary duty by the trustees; and (iii) aiding and abetting breach of fiduciary duty by advisers. The lawsuits also assert as derivative claims on behalf of the Columbia funds for: (i) violations of Section 48(a) of the 1940 Act by all the Columbia defendants; and (ii) violations of
Section 206 of the Investment Advisers Act of 1940 (the "Advisers Act") by the advisers. Finally, the complaints also assert a derivative claim on behalf of the Columbia funds of violations of Section 48(a) of the 1940 Act by the advisers and Columbia Funds Distributors, Inc. ("CFDI").

Multi-District Litigation
Since early 2004, a number of cases involving similar allegations of market timing that were filed in federal district courts throughout the country have been consolidated in a multi-district proceeding ("MDL") pending in the United States District Court for the District of Maryland. Included in the MDL proceeding are the following class action and derivative cases:

Class Action Complaints
         Dukes v. Columbia Acorn Fund, et al., filed February 13, 2004 in the United States District Court for the District of
         ------------------------------------
         Massachusetts and transferred to the MDL on June 21, 2004, case no. 1:04-cv-01763.
         McKenna v. Columbia Acorn Fund, et al., filed on February 18, 2004 in the United States District Court for the Southern
         --------------------------------------
         District of New York and transferred to the MDL on June 29, 2004, case no. 1:04-cv-01932.
         Ehrlich v. Columbia Acorn Fund, et al., filed on March 1, 2004 in the United States District Court for the District of
         --------------------------------------
         Massachusetts and transferred to the MDL on June 4, 2004, case no. 1:04-cv-01285.
         Simmonds v. Columbia Acorn Fund, et al., filed March 9, 2004 in the United States District Court for the Southern District
         ---------------------------------------
         of New York and transferred to the MDL on August 4, 2004, case no. 1:04-cv-02278.
         Caprio v. Columbia Acorn Fund, et al, filed March 29, 2003 in the United States District Court for the District of
         ------------------------------------
         Massachusetts and transferred to the MDL on June 21, 2004, case no. 1:04-cv-01773.

These lawsuits were filed against the Trust, Columbia WAM and various other Columbia entities, each seeking certification of plaintiff classes consisting of all persons who acquired and held shares of any of the Columbia funds between February 13, 1999 and January 14, 2004. The suits seek compensatory damages, rescission of investment advisory contracts with Columbia Management Advisors ("CMA") and Columbia WAM, and reimbursement of all fees paid to CMA and Columbia WAM. The suits allege that favored customers were permitted to market time their trades in certain Columbia funds in exchange for substantial fees and other remuneration. Specifically, the suits allege: (i) violations of Section 11 of the Securities Act of 1933 (the "Securities Act") by the Columbia funds; (ii) violations of Section 15 of the Securities Act by FleetBoston Financial Corp. ("Fleet"), CMA, Columbia WAM and CFDI; (iii) violations of Section 10(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 10b-5 promulgated thereunder by all of the defendants; (iv) violations of Section 20(a) of the Exchange Act against Fleet, CMA, Columbia WAM, CFDI and the Columbia funds; and
(v) violations of Section 206 of the Advisers Act by CMA and Columbia WAM.

Also alleging the same claims and seeking similar relief are AB Medical Equipment Corp. v. FleetBoston Financial Corp., et al., filed on February 20, 2004 in the United States District Court for the District of Massachusetts and transferred to the MDL on June 21, 2004, case no. 1:04-cv-01764, and Wick v. FleetBoston Financial Corporation, et al., filed on March 1, 2004 in the United States District Court for the District of Massachusetts and transferred to the MDL on June 21, 2004, case no. 1:04-cv-01765. Although the same allegations and relief are requested in both cases, AB Medical Equipment seeks certification of a class of all persons who purchased, redeemed or held shares of the Columbia funds between December 15, 1998 and December 8, 2003. Wick seeks certification of a class of all persons who purchased or otherwise acquired shares of the Columbia funds between January 1, 1996 and January 14, 2004.

Derivative Complaints
         Beardsley v. FleetBoston Financial Corporation et al., filed March 18, 2004 in the United States District Court for the District of Massachusetts and transferred to the MDL on August 2, 2004, case no. 1:04-cv-02274. This lawsuit was filed derivatively on behalf of the Columbia funds, including the Trust and certain series thereof, against various Columbia entities including CMG, Columbia Fund Services, Inc. ("CFS"), Columbia WAM, CMA, CFDI and various trustees including the trustees of the Trust. The suit seeks removal of the trustees and replacement with independent trustees, removal of the adviser and distributor defendants, rescission of the management and other contracts with the defendants, compensatory and punitive damages and disgorgement of profits from allegedly unlawful trading and from management fees, and all expenses, costs and attorneys' fees. The lawsuit alleges that favored customers were permitted to market time their trades in certain Columbia funds in exchange for substantial fees and other remuneration. Specifically, the suit alleges: (i) violations of Section 36(a) of the 1940 Act by CMG, CFDI, the advisers and trustees; (ii) violations of Section 36(b) of the 1940 Act by the advisers and CFDI; (iii) common law breach of fiduciary duty by the advisers, trustees and CFDI; and (iv) civil conspiracy by all the defendants.

         Segel v. FleetBoston Financial Corporation, et al., filed March 23, 2004 in the United States District Court for the District of Massachusetts and transferred to the MDL on June 21, 2004, case no. 1:04-cv-01772. This lawsuit was filed derivatively on behalf of the Trust and Columbia Acorn Fund, a series thereof, other funds in the Columbia family, against various Columbia entities, including CMG, CFS, CFDI, Columbia WAM, CMA, and the trustees of the various funds. The allegations in this case are substantially similar to those in Beardsley, and the relief sought is also the same. In addition to the claims asserted in Beardsley, however, Segel also alleges: (1) violations of Section 206 of the Advisers Act by the adviser defendants; (2) violations of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder by the adviser defendants; and (3) violations of
         Section 20(a) of the Exchange Act by CMG, CFS, CFDI and the trustees.